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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in the registration statement of ONYX Acceptance Grantor Corporation Trust 1998-1 on Form S-1, dated March 5, 1998, of our report dated February 3, 1997, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                             /s/ COOPERS & LYBRAND L.L.P.
                                             -------------------------------
                                             Coopers & Lybrand L.L.P.



New York, New York
March 5, 1998